Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
LOGICBIO THERAPEUTICS, INC.
a Delaware corporation
at
$2.07 Per Share
Pursuant to the Offer to Purchase dated October 18, 2022
by
CAMELOT MERGER SUB, INC.
a wholly owned subsidiary of
ALEXION PHARMACEUTICALS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
ONE MINUTE FOLLOWING 11:59 P.M. (12:00 MIDNIGHT), NEW YORK CITY TIME,
ON TUESDAY, NOVEMBER 15, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED,
THE “OFFER EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (a) certificates representing shares of common stock, par value $0.0001 per share, of LogicBio Therapeutics, Inc., a Delaware corporation (the “Company” and such shares, the “Shares”), are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the Offer Expiration Time or (c) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Offer Expiration Time. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed or e-mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).
The Depositary for the Offer is:
By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
Via Email: CANOTICEOFGUARANTEE@computershare.com
All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to Camelot Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 18, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase and other related materials, as each may be amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Offer Expiration Time.
Number of Shares and Certificate No.(s):
(if available)

☐      Check here if Shares will be tendered by book-entry transfer.
Name of Tendering
Institution:

DTC Account Number:

Dated:

Number of Record Holders:

(Please type or print)
Address(es):

(Zip Code)
Area Code and Tel. No.:

(Daytime telephone number)
Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) within two NASDAQ trading days (as defined in the Offer to Purchase) after the date hereof, (i) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (ii) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PSOP platform of The Depository Trust Company.
Name of Firm:
Address: (Zip Code)

Area Code and Telephone No.: (Authorised Signature)
Name: (Please type or print)
Title:
Date:

NOTE:
DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.